SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                            November 19, 1997
             ------------------------------------------------
             Date of Report (Date of Earliest Event Reported)


                     Petrie Stores Liquidating Trust
             ------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


          New York                      0-3777             22-6679945
   ----------------------------    ----------------    -------------------
   (State or Other Jurisdiction    (Commission File      (IRS Employer
        of Incorporation)              Number)         Identification No.)


                         150 Meadowlands Parkway
                        Secaucus, New Jersey 07094
           ---------------------------------------------------
          (Address of Principal Executive Offices and Zip Code)

                              (212) 556-9600
           ---------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)


                                   N/A
         --------------------------------------------------------
      (Former Name or Former Address, if Changed Since Last Report)



Item 5.     Other Events.

      Petrie Stores Liquidating Trust (the "Liquidating Trust") and Canadian Imperial Bank of Canada ("CIBC") have entered into a Master Agreement, dated as of November 19, 1997 and based upon the International Swaps and Derivatives Association, Inc. form (the "Master Agreement"), the purpose of which is to hedge certain investment risks associated with 2,000,000 shares of common stock of Toys "R" Us, Inc. ("Toys Common Stock") held by the Liquidating Trust.

      Pursuant to the terms of the Master Agreement, if on December 3, 1999 (the "Expiration Date") the price of Toys Common Stock is below $30.7264 (the "Put Price"), CIBC will be obligated to pay the Liquidating Trust the difference between the Put Price and the then prevailing price of Toys Common Stock multiplied by 2,000,000. The Master Agreement further provides that if on the Expiration Date the price of Toys Common Stock is above $47.1137 (the "Call Price"), the Liquidating Trust will be obligated to pay CIBC the difference between the Call Price and the then prevailing market price of Toys Common Stock multiplied by 2,000,000. Any required payments will be made in cash.

      A Secured Term Note, dated as of December 31, 1997, between the Liquidating Trust and CIBC (the "Secured Term Note"), also provides for CIBC to make available to the Liquidating Trust a non-purpose loan facility in the amount of approximately $55 million. This facility, if drawn upon, will bear interest at a floating rate equal to the three-month LIBOR rate plus thirty-five basis points. The Liquidating Trust does not presently anticipate that it will need to draw upon such facility. Any determination to draw upon the facility will be based upon the Liquidating Trust's then anticipated liquidity needs, including the status of its contingent liabilities. To secure the covenants made by the Liquidating Trust pursuant to the Master Agreement and the Secured Term Note, the Liquidating Trust has agreed pursuant to a Stock Pledge Agreement, dated as of December 31, 1997, and a Tri-Party Custody Agreement, dated as of December 31, 1997, among the United States Trust Company of New York, the Liquidating Trust and CIBC, to pledge for the benefit of CIBC 2,000,000 shares of Toys Common Stock.

      Although the Liquidating Trust does not presently expect to seek to terminate the transactions contemplated by the Master Agreement prior to the Expiration Date, should it determine to do so (including in order to provide additional liquidity for the payment of contingent liabilities or to permit the distribution of the shares of Toys Common Stock pledged to secure any amounts due under the Master Agreement and the Secured Term
Note), the Liquidating Trust understands that, in accordance with industry practice, it would be able to do so upon terms to be agreed upon with CIBC based on then prevailing market conditions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits.

         99.1 Master Agreement, dated as of November 19, 1997, by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

         99.2 Confirmation, dated as of December 31, 1997, of the Master Agreement by and between Petrie Stores
               Liquidating Trust and Canadian Imperial
               Bank of Commerce.

         99.3 Secured Term Note, dated as of December 31, 1997, by and between Petrie Stores Liquidating Trust and
               Canadian Imperial Bank of Commerce.

         99.4 Stock Pledge Agreement, dated as of December 31, 1997, by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

         99.5 Tri-Party Custody Agreement, dated as of December 31, 1997, by and among the United States Trust Company of New York, Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.



                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 22, 1998


                               PETRIE STORES LIQUIDATING TRUST

                               By: /s/ Stephanie R. Joseph
                                   ___________________________________
                                   Stephanie R. Joseph
                                   Manager and Chief Executive Officer




                              Exhibit Index

Exhibit                 Description
-------                 -----------
99.1 Master Agreement, dated as of November 19, 1997, by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

99.2 Confirmation, dated as of December 31, 1997, of the Master Agreement by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

99.3 Secured Term Note, dated as of December 31, 1997, by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

99.4 Stock Pledge Agreement, dated as of December 31, 1997, by and between Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.

99.5 Tri-Party Custody Agreement, dated as of December 31, 1997, by and among the United States Trust Company of New York, Petrie Stores Liquidating Trust and Canadian Imperial Bank of Commerce.